Exhibit 10.15

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 24, 2017 (the “Amendment Effective Date”), is entered into by and among Axovant Sciences Ltd., an exempted company organized under the laws of Bermuda (“Parent”), Axovant Holdings Limited, a private limited company organized under the laws of England and Wales (“Axovant England”), Axovant Sciences GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated and organized under the laws of Switzerland (“Axovant Switzerland”), and each of Parent’s Subsidiaries that delivers a Joinder Agreement pursuant to Section 7.13 of the Loan and Security Agreement (hereinafter collectively referred to as the “Borrowers” and each, a “Borrower”), Axovant Sciences, Inc., a Delaware corporation (the “Guarantor”), the several banks and other financial institutions or entities from time to time parties thereto as Lender, constituting the Required Lenders, and HERCULES CAPITAL, INC., formerly known as Hercules Technology Growth Capital, Inc., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, together with its successors and assigns in such capacity, “Agent”).
The Borrower, the Guarantor, the Lender and Agent are parties to a Loan and Security Agreement dated as of February 2, 2017 (as amended, restated or modified from time to time, the “Loan and Security Agreement”). The Loan Parties have requested that Agent and Lender agree to certain amendments to the Loan and Security Agreement. Agent and Lender have agreed to such request, subject to the terms and conditions hereof.
Accordingly, the parties hereto agree as follows:

SECTION 1	Definitions; Interpretation.

(a)    Terms Defined in Loan and Security Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.
(b)    Interpretation. The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2Amendments to the Loan and Security Agreement.

(a)    The Loan and Security Agreement shall be amended as follows effective as of the Amendment Effective Date:
(i)    New Definitions. The following definitions are added to Section 1.1 in their proper alphabetical order:
“Applicable Amount” means Thirty-Five Million Dollars ($35,000,000.00); provided however, if the applicable milestones below occur, the “Applicable Amount” shall be as set forth below:

Milestone	Applicable Amount
The achievement of the Second Clinical Milestone.	$30,000,000.00
The achievement of the Financial Milestone on or before June 30, 2017, and the failure to achieve the Second Clinical Milestone and Third Clinical Milestone.	$30,000,000.00
The achievement of each of: the Second Clinical Milestone, the Financial Milestone on or before June 30, 2017, and the Third Clinical Milestone.	$25,000,000.00

“FDA” means the U.S. Food and Drug Administration or any successor thereto or any other comparable Governmental Authority.
“Second Clinical Milestone” means satisfaction of each of the following events: (a) no Event of Default shall have occurred and be continuing; and (b) verification by Agent in its reasonable discretion (including supporting documentation requested by Agent), of the first to occur of the following: (i) Subsequent Clinical Milestone - Nelotanserin, (ii) Subsequent Clinical Milestone - Other Trial and (iii) Subsequent Clinical Milestone - HEADWAY-DLB.
“Subsequent Clinical Milestone - HEADWAY-DLB” means the HEADWAY-DLB study (as described in clinical study protocol RVT-101-2001) has achieved statistically significant results on both co-primary endpoints and either (x) Borrower’s first patient has been dosed in a subsequent FDA-compliant Phase 3 clinical trial of intepirdine for the treatment of Dementia with Lewy bodies or (y) the filing of a New Drug Application with the FDA for intepirdine for the treatment of dementia with Lewy bodies, in each case subject to verification by Agent in its reasonable discretion (including supporting documentation requested by Agent).
“Subsequent Clinical Milestone - Nelotanserin” means Borrower’s first patient has been dosed in an FDA-compliant Phase 3 clinical trial of nelotanserin, subject to verification by Agent in its reasonable discretion (including supporting documentation requested by Agent).
“Subsequent Clinical Milestone - Other Trial” means Borrower’s first patient has been dosed in a Borrower-sponsored FDA-compliant Phase 2 or Phase 3 clinical trial for any asset other than intepirdine or nelotanserin owned (either directly or through an exclusive in-license) by Borrower, subject to verification by Agent in its reasonable discretion (including supporting documentation requested by Agent).
“Third Clinical Milestone” means satisfaction of each of the following events: (a) no Event of Default shall have occurred and be continuing; and (b) verification by Agent in its reasonable discretion (including supporting documentation requested by Agent), of the occurrence of no less than two of the following: (i) Subsequent Clinical Milestone - Nelotanserin, (ii) Subsequent Clinical Milestone - Other Trial and (iii) Subsequent Clinical Milestone - HEADWAY-DLB.
(ii)    Amended and Restated Definition. The following definitions are hereby amended and restated as follows:
“Amortization Date” means October 1, 2018; provided however, if the applicable milestones below occur, the “Amortization Date” shall be as set forth below:

Milestone	Amortization Date
The achievement of the Clinical Milestone on or before October 1, 2018	April 1, 2019
The achievement of each of: the Clinical Milestone on or before October 1, 2018, and the Second Clinical Milestone on or before April 1, 2019.	October 1, 2019

“Financial Milestone” means satisfaction of each of the following events: (a) no Event of Default shall have occurred and be continuing; and (b) Parent has raised at least Fifteen Million Eight Hundred Thousand Dollars ($15,800,000.00) in cumulative unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction other than in the case the Permitted Convertible Debt Financing) net cash proceeds from one or more bona fide equity financings and/or Subordinated Indebtedness (which, for the avoidance of doubt, may include the net proceeds received from any Permitted Convertible Debt Financing (other than any amounts used to purchase equity derivatives in connection with such Permitted Convertible Debt Financing)), after May 24, 2017 and prior to June 30, 2017, subject to verification by Agent (including supporting documentation requested by Agent) in its reasonable discretion.
(iii)    Amended Definitions. The following definitions are hereby amended as follows:
The definition of “Clinical Milestone” is hereby amended by replacing “Food and Drug Administration” with “FDA” therein.
The definition of “Permitted Convertible Debt Financing” is hereby amended by replacing “Two Hundred Million Dollars ($200,000,000.00)” with “Three Hundred Million Dollars ($300,000,000.00)” therein.
(iv)    Section 7.7. Section 7.7 is hereby amended by replacing “thirty percent (30.00%)” with “thirty-five percent (35.00%)” therein.
(v)    Section 7.20. Section 7.20 is hereby amended and restated as follows:
“7.20 Minimum Cash Amount. Beginning on July 1, 2017, the Loan Parties shall maintain Unrestricted Cash in an amount greater than or equal to the lesser of (A) the Applicable Amount plus the amount of the Loan Parties’ accounts payable under GAAP not paid after the 120th day following the invoice date for such account payable and (B) the outstanding Secured Obligations plus the amount of the Loan Parties’ accounts payable under GAAP not paid after the 120th day following the invoice date for such account payable; provided that the foregoing Section 7.20 shall cease to apply after achievement of the Clinical Milestone.”
(b)    References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3Conditions of Effectiveness.

The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:
(a)    Fees and Expenses. The Parent shall have paid (i) an amendment fee of $25,000, which fee shall be due and payable and deemed fully earned as of the Amendment Effective Date, (ii) all attorney fees and other costs and expenses then due in accordance with Section 5(e), and (iii) all other fees, costs and expenses, if any, due and payable as of the Amendment Effective Date under the Loan and Security Agreement.
(b)    This Amendment. Agent shall have received this Amendment, executed by Agent, the Lender and the Loan Parties.
(c)    Officer’s Certificates. Agent shall have received certified copy of resolutions of each of the Loan Parties’ respective boards of directors (and shareholder, with respect to Axovant England) evidencing approval of this Amendment and other transactions contemplated herein.
(d)    First Amendment Equity Event. Parent has raised at least One Hundred Thirty-Four Million Two Hundred Thousand Dollars ($134,200,000.00) in unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction other than in the case the Permitted Convertible Debt Financing) net cash proceeds from a bona fide equity financing or Subordinated Indebtedness (which, for the avoidance of doubt, may include the net proceeds received from any Permitted Convertible Debt Financing (other than any amounts used to purchase equity derivatives in connection with such Permitted Convertible Debt Financing)), in each case after April 5, 2017 and prior to June 30, 2017, subject to verification by Agent (including supporting documentation requested by Agent) in its sole discretion.
(e)    Representations and Warranties; No Default. On the Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:
(i)    The representations and warranties contained in Section 4 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and

(ii)    There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4Representations and Warranties.

To induce Agent and Lender to enter into this Amendment, each Loan Party hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) that there has not been and there does not exist a Material Adverse Change; and (c) (c) that the information included in the Perfection Certificate delivered to Agent on the Closing Date remains true and correct in all material respects after taking into account the updates delivered to Agent on the date hereof;. For the purposes of this Section 4, (i) each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date).

SECTION 5Miscellaneous.

(a)    Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lender’s and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Each Loan Party hereby reaffirms the grant of security under Section 3.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan and Security Agreement and the other Loan Documents. Each Loan Party further reaffirms each grant of security under each Bermuda Security Document, English Security Document and Swiss Security Document.
(b)    Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.
(c)    Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)    No Reliance. Each Loan Party hereby acknowledges and confirms to Agent and the Lender that such Loan Party is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(e)    Costs and Expenses. Each Loan Party agrees to pay to Agent on the Amendment Effective Date the out-of-pocket costs and expenses of Agent and the Lenders party hereto, and the fees and disbursements of counsel to Agent and the Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date.
(f)    Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.
(g)    Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
(h)    Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
(i)    Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
(j)    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.
(k)    Loan Documents. This Amendment shall constitute a Loan Document.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

[Signature Page to First Amendment to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.
BORROWERS:
Axovant Sciences Ltd.
Signature:    _/s/ Marianne Romeo_____
Print Name:    Marianne Romeo
Title:        Head, Global Transactions and Risk Management

Axovant Holdings Limited
Signature:    _/s/ Marianne Romeo__
Print Name:    Marianne Romeo
Title:        Director

Axovant Sciences GmbH
Signature:    _/s/ Mark Altmeyer____
Print Name:    Mark Altmeyer
Title:        President and Chief Commercial Officer

GUARANTOR:
Axovant Sciences, Inc.
Signature:    _/s/ Gregory Weinhoff_____
Print Name:    Gregory Weinhoff
Title:        Chief Financial Officer

AGENT:
HERCULES CAPITAL, INC.

Signature:    _/s/ Zhuo Huang__________
Print Name:    Zhuo Huang
Title:        Associate General Counsel

LENDER:
HERCULES CAPITAL, INC.
Signature:    _/s/ Zhuo Huang__________
Print Name:    Zhuo Huang
Title:        Associate General Counsel